UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2016

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 95128

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2016, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 13,000,000 shares (the “Firm Shares”) of common stock, par value $0.0001 per share, of Nektar. The price to the public in this offering is $13.50 per share, and the Underwriters agreed to purchase the Firm Shares from Nektar pursuant to the Underwriting Agreement at a price of $12.69 per share.

In addition, under the terms of the Underwriting Agreement, Nektar granted the Underwriters an option, exercisable for 30 days after October 18, 2016, to purchase up to 1,950,000 additional shares of common stock (the “Additional Shares” and collectively with the Firm Shares, the “Shares”) at a price of $12.69 per share.

The net proceeds to Nektar from the issuance and sale of the Firm Shares are expected to be approximately $164.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Nektar.

The offering is expected to close on or about October 24, 2016, subject to customary closing conditions set forth in the Underwriting Agreement. J.P. Morgan is acting as the lead book-running manager. Jefferies LLC and Piper Jaffray & Co. are acting as book-running managers. William Blair & Company, L.L.C. is acting as lead manager for the offering, and Brean Capital, BTIG, LLC, Janney Montgomery Scott, Ladenburg Thalmann & Co. Inc. and Roth Capital Partners, LLC are acting as co-managers for the offering. The offering is being made pursuant to the effective registration statement on Form S-3ASR (File No. 333-193454) filed by Nektar with the Securities and Exchange Commission on January 21, 2014 and a prospectus supplement dated October 18, 2016 thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants of Nektar, customary conditions to closing, indemnification obligations of Nektar and the Underwriters (including for liabilities under the Securities Act of 1933, as amended) and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of Nektar contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Nektar.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Sidley Austin LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of October 18, 2016

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: October 19, 2016	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of October 18, 2016

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)